Exhibit 99.1
KNIGHT TRANSPORTATION, INC.

AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

Effective May 14, 2015

ARTICLE 1
PURPOSE AND EFFECTIVE DATE

    Section 1.1.   Purpose.  The purpose of the Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”) is to provide incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.

    Section 1.2.   Approval of Plan.  The Plan was approved by the Compensation Committee of the Board of Directors on March 12, 2015, approved by the Board of Directors on March 26, 2015, amended and restated by the Board of Directors on April 29, 2015, and became effective on May 14, 2015, subject to the approval by the Company's shareholders.

    Section 1.3.   History.  In 2010, the Company’s shareholders reapproved the Company’s 2005 Executive Cash Bonus Plan, which provided for the payment of short-term cash bonus awards to members of the Company’s senior management upon the attainment of certain objective performance goals.  In 2012, the shareholders of the Company approved the Company’s 2012 Equity Compensation Plan (the “2012 Plan”).  The 2012 Plan has a term of ten years.  The Board has determined that it is beneficial to combine cash and equity compensation programs into a single unified plan in order to ensure consistency of administration and implementation of compensation policy and the consistent development and administration of performance goals that align the interest of Participants in the Plan with the interest of the Company’s shareholders.

    Section 1.4.   Successor Plan.  This Plan shall supersede and is successor to the 2005 Executive Cash Bonus Plan and the 2012 Plan (the “Predecessor Plans”), no further grants shall be made under the Predecessor Plans from and after the effective date of this Plan, and shares of Common Stock reserved to make new grants under the Predecessor Plans shall be released; provided that shares of Common Stock reserved to fund issued and outstanding grants under the Predecessor Plans shall continue to be reserved to provide for those grants.  All outstanding grants under any Predecessor Plan shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant and interpreted under the terms of the applicable Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such Awards.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

    Section 2.1.   Certain Defined Terms.  As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

       “Adoption Date” means the date this Plan was approved by the Company’s shareholders.

       “Approved Retirement Date” means the earlier of: (i) the date the Company approves a Participant’s retirement; or (ii) the date the Participant attains the age at which the Participant is entitled to receive a full, unreduced Social Security benefit, based on the date of the Participant’s birth.

       “Award” means any cash bonus, Stock Option, SAR, Stock Award, Restricted Stock Unit Award, Performance Award, Performance Units or other incentive Award, regardless of form, granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Grant or otherwise.

       “Award Grant” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.  The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

       “Board” means the Board of Directors of the Company.

       “Cash Award” means a Performance Award granted under Article 12 and paid in cash, subject to the attainment of the specified Performance Goals in accordance with the Performance Formula.

       “CEO” means the Chief Executive Officer of the Company.

       “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder.

       “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3).

       “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

       “Company” means Knight Transportation, Inc., an Arizona corporation, and its Subsidiaries from time to time; provided, however, that when the defined term “Company” is used in the Plan in Sections 1.2, 4.2(a)(viii) (second usage), 4.3, 6.1, 6.2, 11.3, 16.2, 16.4, and where context otherwise requires the term “Company” shall be interpreted to mean only Knight Transportation, Inc., an Arizona corporation (and not also its Subsidiaries).

       “Consultants” means the consultants, advisors and independent contractors retained by the Company.

       “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

       “Disability” has the meaning stated in Section 16.15.

       “Director” means a non-Employee member of the Board, who is not a ten percent (10%) or more shareholder of the Company.

       “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Grant.

       “Employee” means any person employed by the Company on a full- or part-time basis.

       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder.

       “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price, regular way, on such date (or, if no sale takes place on such date, the last reported sale price, regular way, on the previous date on which such sale took place), as reported by such exchange.  If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the value determined by the Committee in good faith.

       “Grant Date” means the first date on which all necessary Committee action has been taken to approve the grant of the Award as provided in the Plan, or if later, the Effective Date of the Award, as specified by the Award Grant.

       “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole and absolute discretion, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award.  In no event shall any discretionary authority granted to the Committee by the Plan, including, without limitation, Negative Discretion, be used to: (i) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (ii) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

       “Participant” means any Employee, Director, or Consultant to whom an Award has been granted under the Plan.

       “Performance Awards” means the Awards granted pursuant to Article 7.  Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and may include Awards granted under Article 7 in combination with any other Article.

       “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following:  revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), operating income, operating ratio, operating margin, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, diluted earnings per share, adjusted diluted earnings per share, stock price, working capital measures, assets, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), leverage measures, productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings, and fuel surcharge revenues), cash position, return on shareholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), net margin, gross margin, market share, shareholder return, economic value added, or completion of acquisitions (either with or without specified size).  In connection with determining Performance Criteria, the Committee may also consider the effect of changes in accounting methods, changes in tax law or in tax rates, the effect of exchange rates, the effect of unusual or non-recurring items, and the effect of mergers, acquisitions or divestitures. In addition to the Performance Criteria described above, the Committee may establish, as a Performance Criteria, the attainment by a Participant of one or more specific objectives and/or goals that the Committee deems appropriate and consistent with this Plan, including, without limitation, implementation of Company policies, objectives, or goals; the negotiation of significant corporate transactions; development of long-term business goals or strategic plans for the Company; the exercise of specific areas of managerial responsibility; or the performance of one or more divisions or other business units.  Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

       “Performance Formula” means, for a Performance Period, the one or more objective formulas or measurement tools (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.  Any Performance Formula shall be established in such a manner that a third party having knowledge of the relevant performance results could calculate the amount to be paid, prior to the Committee’s exercise of Negative Discretion.

       “Performance Goals” means, for a Performance Period, the one or more preestablished objective goals determined by the Committee for the Performance Period based upon the Performance Criteria.  Unless the Committee otherwise directs, any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant facts could determine whether the applicable Performance Goal is met.  Performance Goals shall be preestablished by the Committee within the meaning of Treasury Regulation Section 1.162-27(e)(2) for Awards issued to Covered Employees that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code.

       “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

       “Performance Unit” has the meaning stated in Section 12.1.

       “Plan” means this Amended and Restated 2015 Omnibus Incentive Plan, as amended from time to time.

       “Predecessor Plans” has the meaning stated in Section 1.4.

       “Predecessor Equity Plan” means the Company’s 2012 Equity Compensation Plan and any predecessor plan providing for grants of Common Stock.

       “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

       “SAR” has the meaning stated in Section 9.1 of this Plan.

       “Stock Award” means an Award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

       “Stock Option” means either an incentive stock option described in Article 8 or a non-qualified stock option described in Article 8.

       “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

       “Term” has the meaning stated in Section 16.14.

    Section 2.2.   Other Defined Terms.  Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.

    Section 2.3.   Construction.  In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.  Any reference in this Plan to a provision of a statute, rule, or regulation refers to such provision as amended from time to time and will also include any applicable successor provision thereto.

ARTICLE 3
ELIGIBILITY

    Section 3.1.   In General.  Subject to Section 3.2 and Article 4, all Employees, Directors, and Consultants are eligible to participate in the Plan.  The Committee may select, from time to time, Participants from those Employees, Directors, and Consultants.

    Section 3.2.   Incentive Stock Options.  Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4
PLAN ADMINISTRATION

    Section 4.1.   Responsibility.  The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

    Section 4.2.   Authority of the Committee.

       (a)   General.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(i)           determine eligibility for participation in the Plan;

(ii)          select the Participants and determine the type of Awards to be made to Participants, the amount of cash or the number of shares of Common Stock subject to Awards, and the terms, conditions, restrictions, and limitations of the Awards, including, without limitation, restrictions on the transferability of Awards and conditions with respect to Performance Criteria, continued employment, confidentiality, and non-competition;

(iii)         interpret the Plan and to adopt policies pursuant to which Awards are granted under the Plan;

(iv)         construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(v)          issue administrative guidelines or policies as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(vi)         make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(vii)        to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(viii)       promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a change of control of the Company;

(ix)          accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(x)           establish such other Awards, which the Committee determines are consistent with the purpose of this Plan;

(xi)          subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(xii)         establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(xiii)        determine the terms and provisions of any agreements entered into hereunder;

(xiv)        take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(xv)         make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

      (b)    Effect of Committee’s Decisions.  The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

    Section 4.3.   Restriction on Option Repricing.  Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any Award of Stock Options and/or SARs unless such action is approved by the Company’s shareholders.  For purposes of the Plan, the term “reprice” shall mean (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option(s) and/or SARs issued under the Plan by amendment, cancellation, or substitution, (ii) the replacement of an outstanding stock option(s) and/or SARs issued under the Plan in exchange for cash or other consideration, or (iii) any other action that would be treated as a “repricing” under the rules and interpretations of the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

    Section 4.4.   Section 162(m) of the Code.  With regard to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

    Section 4.5.   Action by the Committee.  Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by unanimous written consent when deemed necessary or desirable.

    Section 4.6.   Allocation and Delegation of Authority.  The Committee may allocate or delegate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate; provided, that any such allocation or delegation be in writing; provided, further, that only the Committee, or other committee consisting of two or more Directors, all of whom are both “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of such term as set forth in Treasury Regulation Section 1.162-27(e)(3) may select and make Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5
FORM OF AWARDS

    Section 5.1.   In General.  Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, Stock Options pursuant to Article 8, SARs pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, Performance Units and/or Cash Awards pursuant to Article 12, any form of Award established by the Committee pursuant to Section 4.2(x), or a combination thereof.  Each Award shall be subject to the terms, conditions, restrictions, and limitations of the Plan and the Award Grant for such Award.  Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Grant.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

    Section 5.2.   Foreign Jurisdictions.

       (a)   Special Terms.  In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States) and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director's or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure, and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (x) increase the limitations contained in Section 6.3; (y) increase the number of available shares under Section 6.1; or (z) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

       (b)   Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency.  The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to United States dollars.  In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6
SHARES SUBJECT TO PLAN

    Section 6.1.   Available Shares.

       (a)   Share Reserve.  The maximum aggregate number of shares of Common Stock that shall be available for the grant of Awards under the Plan from and after the Adoption Date (including incentive stock options) until the end of the Plan's Term shall not exceed 3,250,000 shares (the “Share Reserve”).  The Share Reserve shall be reduced by the total amount of Awards of Common Stock made (i) under this Plan after the Adoption Date, and (ii) any reductions required by Section 6.1(c).  The Share Reserve shall be subject to adjustment as provided in Section 6.2.

       (b)   Source of Shares.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

       (c)   Effect of Expirations; Cancellations, etc.  Any shares of Common Stock related to Awards made under the Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, “Terminated Shares”) shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Adoption Date.  Notwithstanding anything contained in this Plan to the contrary, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares tendered by Participants as full or partial payment to the Company upon exercise of Stock Options granted under this Plan; (ii) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of stock options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan; (iv) shares that were reserved for issuance under the Predecessor Plans; and (v) shares that are related to Awards granted under the Predecessor Equity Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock.

       (d)   Directors’ Awards.  If Awards of Common Stock are made to Directors, the Share Reserve shall be used for such Awards.  Awards made to Directors may include automatic Awards to Directors as part of the Directors’ compensation.

    Section 6.2.   Adjustment Upon Certain Events.  If a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange occurs, or any distribution to shareholders of Common Stock or other property or securities or any extraordinary cash dividend (other than regular cash dividends), or any transaction occurs similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. The Committee, in its sole discretion and without liability to any person, may adjust Performance Goals and Performance Periods for Performance Awards to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to a Performance Award.

    Section 6.3.   Maximum Award Payable.  Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for any Performance Period is 650,000 shares of Common Stock or, if the Award is paid in cash, $4,000,000, for any Performance Period.

ARTICLE 7
PERFORMANCE AWARDS

    Section 7.1.   Purpose.  The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards made under Article 10, Restricted Stock Unit Awards made under Article 11, Performance Unit Awards and/or Cash Awards made under Article 12, and Dividend Equivalents made under Article 14 as “performance-based compensation” under Section 162(m) of the Code.  For purposes of Performance Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11, Article 12, and Article 14.  The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11, Article 12, or Article 14.  Nothing in this Plan shall prevent the Committee from making an award that is tied to performance, but that does not satisfy the definition of “performance-based compensation” under Section 162(m) of the Code.

    Section 7.2.   Eligibility.  For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which Covered Employees will be Participants for such period.  However, designation of an Employee, Director, or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period, and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

    Section 7.3.   Discretion of Committee with Respect to Performance Awards.  The Committee shall have the authority to determine which Covered Employees shall be Participants with respect to any Performance Award.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof, and the Performance Formula.  For each Performance Period, with regard to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

    Section 7.4.   Payment of Performance Awards.

       (a)   Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Grant, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a payment or settlement under a Performance Award for such Performance Period.

       (b)   Limitation.  A Participant shall be eligible to receive a payment under a Performance Award for a Performance Period only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

       (c)   Certification.  Following the completion of a Performance Period, and prior to the payment or settlement under a Performance Award, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

       (d)   Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

       (e)   Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c), and in accordance with any payment timing requirement under the Performance Award.

ARTICLE 8
STOCK OPTIONS

    Section 8.1.   In General.  Awards may be granted in the form of Stock Options to purchase the Common Stock in such numbers and at such times during the Term of the Plan as the Committee shall determine.  These Stock Options may be “incentive stock options” within the meaning of Section 422 of the Code, non-qualified Stock Options (i.e., Stock Options that are not incentive Stock Options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of non-qualified Stock Options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

    Section 8.2.   Terms and Conditions of Stock Options.  A Stock Option shall be exercisable in accordance with such terms and conditions of the Award Grant and at such times and during such periods as may be determined by the Committee.  The price at which Common Stock may be purchased upon exercise of a Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock, as of the Grant Date.  In addition, the term of a Stock Option may not exceed ten (10) years from the Grant Date.

    Section 8.3.   Restrictions Relating to Incentive Stock Options.  Stock Options issued in the form of incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code.  Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

    Section 8.4.   Other Incentive Stock Option Requirements.  No Common Stock issued in connection with a Participant’s exercise of an incentive Stock Option that is disposed of by the Participant in violation of any laws, regulations, or rules then in effect relating to any Award granted as an incentive Stock Option, will remain eligible for tax treatment as an “incentive stock option,” unless otherwise provided by law.  A disposition of Common Stock by a Participant described in Section 422(c)(3) of the Code, which was acquired through the exercise of an incentive Stock Option, shall not constitute a disposition in violation of this provision.

    Section 8.5.   Exercise.  Upon exercise, the option price of a Stock Option may be paid in cash, or, to the extent permitted by applicable law, through net settlement in shares or through tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate.  The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.  Stock Options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Stock Option’s exercise.

    Section 8.6.   Options Granted to Ten Percent Shareholders.  No incentive Stock Option shall be granted to a Participant who owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code), unless at the time the option is granted, the exercise price of the option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such option and such option, by its terms, is not exercisable after the expiration of five (5) years from the Grant Date of the option.  The provisions of this Section 8.6 shall not apply to the grant of non-qualified stock options.

ARTICLE 9
STOCK APPRECIATION RIGHTS

    Section 9.1.   In General.  Awards may be granted in the form of stock appreciation rights (“SARs”) in such numbers and at such times during the Term of the Plan as the Committee shall determine.  SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise.  The “exercise price” for a particular SAR shall be defined in the Award Grant for that SAR.  A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”).  A Tandem SAR may be granted either at the time of the grant of the related Stock Option or at any time thereafter during the term of the Stock Option.  All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

    Section 9.2.   Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option.  However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Grant Date of the Tandem SAR.  If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.  Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise.  Moreover, all Tandem SARs shall expire not later than ten (10) years from the Grant Date.

    Section 9.3.   Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The exercise price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date of the Freestanding SAR.  Moreover, all Freestanding SARs shall expire not later than ten (10) years from the Grant Date of the Freestanding SAR.

    Section 9.4.   Deemed Exercise.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

    Section 9.5.   Payment.  Unless otherwise provided in an Award Grant, a SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10
STOCK AWARDS

    Section 10.1.   Grants.  Awards may be granted in the form of Stock Awards in such numbers and at such times during the Term of the Plan as the Committee shall determine.

    Section 10.2.   Performance Criteria.  For Stock Awards conditioned, restricted, and/or limited based on Performance Goal(s), the length of the Performance Period, the Performance Goal(s) to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goal(s) has (have) been attained shall be conclusively determined by the Committee in the exercise of its sole and absolute discretion.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

    Section 10.3.   Rights as Shareholders.  During the period in which any shares of Common Stock are subject to any restrictions set forth in this Plan or a Stock Award, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, without limitation, limiting the right to vote such shares or the right to receive dividends on such shares.  Dividends or dividend equivalents payable with respect to any Stock Award shall be governed by Article 14.

    Section 10.4.   Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11
RESTRICTED STOCK UNIT AWARDS

    Section 11.1.   Grants.  Awards may be made in the form of Restricted Stock Unit Awards in such numbers and at such times during the Term of the Plan as the Committee shall determine.  Restricted Stock Unit Awards may be made subject to the attainment of Performance Goals during a Performance Period.

    Section 11.2.   Rights as Shareholders.  Unless otherwise provided in the applicable Award Grant, until the shares of Common Stock to be received upon the vesting and settlement of a Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a shareholder with respect to such shares.

    Section 11.3.   Evidence of Award.  A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of the Company in such manner as the Committee deems appropriate.

ARTICLE 12
PERFORMANCE UNITS AND CASH AWARDS

    Section 12.1.   Grants.  Awards may be granted in the form of Performance Units in such numbers and at such times during the Term of the Plan as the Committee shall determine.  Performance Units, as that term is used in this Plan, shall refer to Awards valued or determined by reference to designated criteria established by the Committee, other than Common Stock.  The Committee may also make Performance Awards in the form of Cash Awards in such amounts as the Committee may in its discretion determine, subject to Section 6.3.

    Section 12.2.   Performance Criteria.  Performance Awards made as either Performance Units or as Cash Awards shall be contingent on the attainment of certain Performance Criteria, Performance Goals, and a Performance Formula as the Committee may designate.  The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the Performance Formula, including the measure of whether and to what degree such Performance Goals have been attained, shall be conclusively determined by the Committee in the exercise of its sole and absolute discretion.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

    Section 12.3   Other Limitations.  Any Performance Award, whether made as Performance Units or as a Cash Award, shall be subject to Article 7.

ARTICLE 13
PAYMENT OF AWARDS

    Section 13.1.   Payment.  Absent a Plan or Award Grant provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine; provided that a Cash Award shall be paid only in cash.  In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.

    Section 13.2.   Withholding Taxes.  The Company shall be entitled to deduct from the payment of any Award under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes.  Notwithstanding the foregoing or the provision of any Award Grant, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14
DIVIDEND AND DIVIDEND EQUIVALENTS

    If an Award is granted in the form of a Stock Award or Stock Option, or in the form of any other stock-based grant, the Committee may choose, at the time of the Award Grant, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to Article 7 and such other terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.  Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine.  All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15
DEFERRAL OF AWARDS

    Subject to Section 16.8, at the discretion of the Committee, payment of any Award, Board compensation, dividend, dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code including, without limitation, Section 409A of the Code.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16
MISCELLANEOUS

    Section 16.1.   Nonassignability.  Except as otherwise provided in an Award Grant, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

    Section 16.2.   Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

    Section 16.3.   No Right to Continued Employment or Grants.  Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company.  The Company reserves the right to terminate the employment or other service of a Participant at any time.  Further, the adoption of this Plan shall not be deemed to give any Employee, Director, Consultant, or any other individual any right to be selected as a Participant or to be granted an Award.  In addition, no Employee, Director, Consultant, or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

    Section 16.4.   Amendment/Termination.

       (a)   General.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not, without shareholder approval, adopt any amendment that would require the vote of the shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, without limitation, the listing requirements of the principal national securities exchange on which the Common Stock is then listed or admitted to trading. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.  No Awards shall be granted under the Plan after May 13, 2025, but Awards theretofore granted may extend beyond that date.

       (b)   Section 409A Amendments.  This Plan and Awards issued hereunder shall be interpreted to avoid the assessment of any additional tax under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance thereunder.  Notwithstanding any provisions of the Plan to the contrary, if the Committee determines that any amounts payable hereunder will result in additional tax to a Participant under Section 409A of the Code and related Department of Treasury regulations or guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee deems necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee deems necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

    Section 16.5.   Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Arizona, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

    Section 16.6.   No Right, Title, or Interest in Company Assets.  Unless otherwise provided in the applicable Award Grant, no Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of Common Stock in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

    Section 16.7.   No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, without limitation, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, without limitation, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

    Section 16.8.   Section 409A.  Notwithstanding other provisions of the Plan or any Award Grant thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Grant, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company shall use commercially reasonably efforts to implement the provisions of this Section 16.8 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 16.8.

    Section 16.9.   Clawback.  Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation clawback policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law or by the principal national securities exchange on which the Common Stock is then listed or admitted to trading.  Any Award Grant may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

    Section 16.10.   Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

    Section 16.11.   Investment Letter.  The Compensation Committee may require that any Participant exercising a Stock Grant, as a condition to such exercise, execute and deliver to the Company an investment letter in such form as the Committee may from time to time require.

    Section 16.12.   Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to the exercise of Stock Grants may be used for any corporate purposes.

    Section 16.13.   Obligation to Exercise Award.  An Award made hereunder shall impose no obligation on the Participant to exercise such Award.

    Section 16.14.   Term; Adoption Date; Effect on Predecessor Plan.  The term of this Plan, during which new Awards may be granted, shall be, if shareholder approval of this Plan is obtained at the 2015 Annual Meeting of Shareholders, the date of such approval through the expiration date of the Plan at 11:59 p.m., Phoenix time, May 13, 2025 (the “Term”); provided that the performance criteria set forth herein shall be submitted to shareholders for their approval every five years, or such other period of time as required by Section 162(m) of the Code.  This Plan was approved by the Compensation Committee of the Board of Directors on March 12, 2015, approved by the Board of Directors on March 26, 2015, amended and restated by the Board of Directors on April 29, 2015, and became effective, on May 14, 2015, subject to the approval by the Company’s shareholders.  Upon the approval of this Plan by the Company’s shareholders, no further Awards shall be made under any Predecessor Plan.

    Section 16.15.   Vesting of Awards; Termination of Employment or Association.

       (a)    The minimum vesting period for all Awards to the Company’s executive officers shall be one year.

       (b)    Except as otherwise provided in this Plan or any Award Grant, if a Participant has been granted an Award and the Award is subject to a vesting schedule, and the Participant dies, becomes disabled, as defined in Section 22(e) of the Code, and the regulations thereunder, (“Disabled”), or the Participant attains his Approved Retirement Date, the Participant’s Award shall become fully vested and non-forfeitable.

       (c)    Except as provided in Article 8 of the Plan and in this Section 16.15(c), or as otherwise provided by this Plan, or any Award Grant, any Award made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment by, or association with, the Company, unless (i) such termination occurs by reason of the Participant’s death or attainment of the Approved Retirement Date, or (ii) such termination occurs as a result of the Participant’s Disability.  Upon the Approved Retirement Date, a Participant (or the administrator or conservator of the Participant's estate) may exercise, subject to Article 8 of the Plan, or the provisions of the Award Grant, any Award in full within three (3) months of his Approved Retirement Date or, if the Participant retired or terminated his or her employment by, or association with, the Company on account of Disability, within one (1) year of retirement or termination.  If a Participant dies while employed by, or associated with, the Company, the Participant's personal representative, or other person who acquires the right to exercise such Award by bequest, inheritance, or by reason of the death of the Participant, may, subject to Article 8 of the Plan or any contrary provision of the Award Grant, exercise the Award in full within one (1) year after the date of the Participant's death; provided that if such exercise period would disqualify a Stock Option as an incentive Stock Option under Section 422 of the Code, the Stock Option shall be treated as an non-qualified Stock Option.

    Section 16.16.   Arbitration of Disputes.  The Federal Arbitration Act applies and governs the arbitration provisions of the Plan.  Any disputes between or among the Company (including its subsidiaries, affiliates, or successors) and Participants (collectively, the “Parties”) with respect to the terms of the Plan, including, without limitation, the scope of this arbitration provision, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes.  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  If any person asserts a claim in excess of $500,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators.  The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from the Participant all costs of arbitration.  Any arbitrator shall be either (i) a former state or federal court judge with not less than ten (10) years of judicial experience, or (ii) an attorney rated AV by Martindale-Hubbell with at least ten (10) years’ experience in commercial litigation or commercial and business law.  THE PARTIES EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE BY EXECUTING THE AWARD GRANT.  Nothing in the Plan or any Award Grant between the Company and any Participant shall limit or restrict any self-help remedy, including, without limitation, any right of offset a party may have.  The party prevailing in any arbitration shall be entitled to payment of all legal fees and costs (including court costs), and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

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